Exhibit 10.2
Total Rewards

Executive Benefit Summary
Executive Disability - The Executive Disability Plan is an enhancement to the Discovery Communications, Inc. long-term disability plan, provided to you at no cost. This plan provides supplemental income replacement and comprehensive, flexible coverage to meet a range of disability needs throughout the insured’s lifetime:
•	Supplemental coverage for group LTD that enables an employee to protect up to 100% of earnings;

•	Portable coverage that an employee “owns” and can take with him or her when changing employment;

•	Future Adjustment Option (FAO) that lets the insured adjust coverage amounts according to changes in employer benefits;

•	Built-in features such as the Lifetime Continuation Provision, which lets the insured transform disability income protection during the working years into Long Term Care asset protection during retirement, without evidence of insurability.
Supplemental Retirement Plan – The DCI Supplemental Retirement Plan (SRP) is a non-qualified plan that allows participants to defer up to 50% of their base pay on a pre-tax basis. This plan enables you to lower your current tax obligations while adding to your retirement savings. The benefits of the plan include:
•	Pre-tax savings in addition to the DCI 401(k) Plan,

•	The SRP does not subject participants to the same IRS limits that govern the qualified 401(k) Plan (i.e. deferrals in excess of $15,000 in 2006),

•	Tax-deferred earnings until distribution at termination of employment, and

•	A variety of investment funds.
Group Variable Universal Life (GVUL) Insurance Plan – The GVUL Insurance Plan provides you with the opportunity to elect supplemental life insurance coverage in multiples of up to 5 times your salary, to a maximum of $2,000,000. Supplemental life insurance coverage under this plan is permanent and provides the advantages of an individually owned life insurance policy. It also provides an optional tax-deferred investment opportunity with the following tax-advantages:
•	Life insurance and investment accounts that pass income tax-free to your beneficiaries;

•	Tax-deferred investment accumulation in a choice of seventeen (17) variable and one fixed investment fund;

•	Early investment account withdrawals, before age 59 1/2 , that are not subject to tax penalties;

•	Use of the cost of insurance as an offset against taxes on the GVUL Plan’s earnings at withdrawal.

Executive Long Term Care Insurance – Discovery has partnered with Aetna Insurance Company to provide you with the opportunity to purchase Long Term Care Insurance. Long Term Care insurance is an important financial planning and asset protection tool that pays for custodial and supervisory care. Unlike acute or rehabilitative care, custodial and supervisory care is provided to individuals when they can no longer conduct daily activities – such as bathing or eating, or when they suffer a severe cognitive impairment. Long-term care is traditionally provided at home, in adult day care centers, in assisted living and nursing homes and is usually not covered under most health insurance programs. Features of the plan include:
•	As a senior executive, DCI provides you with coverage of $150 Daily Benefit Amount. You can elect to increase coverage to $200 or $250 DBA.

•	You pay no premiums once you receive benefits.

•	Your total Lifetime Maximum Benefit is restored to its original value when you recover and resume premium payments.

•	The plan is portable, so if you leave Discovery, you can take the plan with you.
Vacation Time –
The following table summarizes vacation rates for eligible full-time employees.
VACATION AMOUNT

			Vice President/	Executive Vice
			Senior Vice	President/Senior
			President/	Executive Vice
Length of	Below		General	President
Service	Manager	Manager/Director	Manager	President
0 — 3 years*	2 weeks (80 hours)	3 weeks (120 hours)	3 weeks (120 hours)	4 weeks (160 hours)
4 — 6 years*	3 weeks (120 hours)	3 weeks (120 hours)	4 weeks (160 hours)	4 weeks (160 hours)
7 — 14 years*	4 weeks (160 hours)	4 weeks (160 hours)	4 weeks (160 hours)	5 weeks (200 hours)
15+ years*	5 weeks (200 hours)	5 weeks (200 hours)	5 weeks (200 hours)	5 weeks (200 hours)

*	Vacation allowance increases at the beginning of your 4th, 7th, and 16th year of employment.
Time toward the annual vacation allowance is credited on a monthly basis. During the first year of employment, the annual vacation allowance is prorated.